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                                                                      Exhibit 12


                               CINTAS CORPORATION

         EXHIBIT 12 - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


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
                                                                                 YEAR ENDED MAY 31,

                                                       2002             2001             2000            1999             1998
                                                       ----             ----             ----            ----             ----

Pretax income                                       $371,585         $356,454         $311,759         $223,994         $196,856
Fixed charges:
    Interest expense                                  10,952           15,119           15,907           16,442           15,824
    Capitalized interest                                (640)          (1,530)          (1,212)          (2,413)          (1,797)
    One-third of lease payments                        5,650            5,688            5,650            4,493            3,797
                                                -------------    -------------    -------------   --------------   --------------

         EARNINGS                                   $387,547         $375,731         $332,104         $242,516         $214,680
                                                =============    =============    =============   ==============   ==============



Fixed charges:
    Interest expense                                 $10,952          $15,119          $15,907          $16,442          $15,824
    Capitalized interest                                 640            1,530            1,212            2,413            1,797
    One-third of lease payments                        5,650            5,688            5,650            4,493            3,797
                                                -------------    -------------    -------------   --------------   --------------

        FIXED CHARGES                                $17,242          $22,337          $22,769          $23,348          $21,418
                                                =============    =============    =============   ==============   ==============


Ratio of Earnings to Fixed Charges                      22.5             16.8             14.6             10.4             10.0
                                                =============    =============    =============   ==============   ==============


Earnings in Excess of Fixed Charges                 $370,305         $353,394         $309,335         $219,168         $193,262
                                                =============    =============    =============   ==============   ==============
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